                                                                    Exhibit 99.4


         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                              AS AT MAY 24, 2000
                                  "UNAUDITED"

--------------------------------------------------------------------------------

                                                                       BAHT'000

                                ASSETS

CURRENT  ASSETS
     Cash in hand and at banks (Note 4)                                  74,106
     Short-term investments (Note 6)                                     27,540

     Trade accounts and notes receivable (Note 7)                       819,619
     Less Allowance for doubtful accounts                              (298,226)
     ----
                                                                      ----------
          Net trade accounts and notes receivable                       521,393
                                                                      ----------

     Inventories                                                      1,024,357
     Other current assets
        Other receivable                                                  6,402
        Receivable from Revenue Department                               21,047
        Deposit in an Escrow Trust account                               19,582
        Others                                                           45,507
                                                                      ----------
     Total Current Assets                                             1,739,934
                                                                      ----------


PROPERTY, PLANT AND EQUIPMENT (Note 8)                                  631,976

OTHER ASSETS
     Property for disposal                                              308,655
     Loan to director (Note 15.1)                                        24,302
     Others                                                               4,762

                                                                      ----------
TOTAL  ASSETS                                                         2,709,629
                                                                      ==========

See notes to the interim financial statements

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                              AS AT MAY 24, 2000
                                  "UNAUDITED"

--------------------------------------------------------------------------------

                                                                       BAHT'000

                  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT  LIABILITIES
     Bank overdrafts and loans from financial
       institutions (Note 9)                                           744,794
     Trade accounts and notes payable                                  868,396
     Current portion of long-term liabilities
        (Note 10)                                                       41,130
     Long-term liabilities converted to current
       liabilities according to contracts (Note 10)                    412,906
     Other current liabilities
         Accrued salary and bonus                                       45,570
         Others                                                        122,510
                                                                    ----------
              Total Current Liabilities                              2,235,306
                                                                    ----------

LONG-TERM LIABILITIES (Note 10)                                        123,390
                                                                    ----------
     TOTAL LIABILITIES                                               2,358,696
                                                                    ----------
SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 11)
     Authorized share capital
         22,050,000 ordinary shares of
           Baht 10.00 each                                             220,500
                                                                    ==========
     Issued and paid-up share capital
         21,124,400 ordinary shares of
             Baht 10.00 each, fully paid                               211,244
PREMIUM ON SHARE CAPITAL                                               968,732
RETAINED EARNINGS
     Appropriated
         Statutory reserve                                              21,000
     Unappropriated (deficit)                                         (923,309)
ACCUMULATED FOREIGN CURRENCY
   TRANSLATION ADJUSTMENTS  (Note 2.3)                                  73,266
                                                                    ----------
     TOTAL SHAREHOLDERS' EQUITY                                        350,933
                                                                    ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           2,709,629
                                                                    ==========


See notes to the interim financial statements

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX- MONTH PERIOD ENDED MAY 24,

                                  "UNAUDITED"

--------------------------------------------------------------------------------

                                                                  BAHT'000
                                                            2000        1999

REVENUES
     Sales                                               2,985,496    4,484,969
     Other income
       Rental income                                        17,355        8,172
       Others                                               49,579        7,287
                                                         ---------    ---------
         Total Revenues                                  3,052,430    4,500,428
                                                         ---------    ---------

EXPENSES
     Cost of sales                                       2,716,826    4,331,236
     Selling and administrative expenses                   180,430      263,781
     Financial advisory fee (Note 19)                        9,651      -
     Interest expenses                                      66,160      102,304
                                                         ---------    ---------
         Total Expenses                                  2,973,067    4,697,321
                                                         ---------    ---------

INCOME (LOSS) BEFORE INCOME TAX                             79,363     (196,893)
INCOME TAX                                                   1,059            -
                                                         ---------    ---------
NET INCOME (LOSS)                                           78,304     (196,893)
                                                         =========    =========

BASIC EARNINGS (LOSS) PER  SHARE (Note 13)          BAHT      3.71        (9.34)
DILUTED EARNINGS PER SHARE (Note 13)      BAHT                3.63            -


See notes to the interim financial statements

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                    FOR THE SIX-MONTH PERIOD ENDED MAY 24,

                                  "UNAUDITED"

----------------------------------------------------------------------------

                                                           BAHT'000
                                                     2000            1999

SHARE CAPITAL

   Ordinary shares
       Beginning balance                            210,759          210,759
       Additions                                        485           -
                                                 ----------       ----------
       Ending balance                               211,244          210,759
                                                 ----------       ----------
PREMIUMS ON SHARE CAPITAL
   Premiums on ordinary shares
       Beginning balance                            967,277          967,277
       Additions                                      1,455           -
                                                 ----------       ----------
       Ending balance                               968,732          967,277
                                                 ----------       ----------

RETAINED EARNINGS (DEFICIT)
   Appropriated
       Statutory reserve
            Beginning balance                        21,000           21,000
                                                 ----------       ----------
            Ending balance                           21,000           21,000
                                                 ----------       ----------
   Unappropriated
       Beginning balance                         (1,001,613)        (684,026)
       Additions (Deductions)                        78,304         (196,893)
                                                 ----------       ----------
       Ending balance                              (923,309)        (880,919)
                                                 ----------       ----------

ACCUMULATED FOREIGN CURRENCY
 TRANSLATION ADJUSTMENT
   Beginning balance                                 85,664          117,662
   Deductions                                       (12,398)          (7,658)
                                                 ----------       ----------
   Ending balance                                    73,266          110,004
                                                 ----------       ----------
TOTAL SHAREHOLDERS' EQUITY                          350,933          428,121
                                                 ==========       ==========



See notes to the interim financial statements

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                    FOR THE SIX-MONTH PERIOD ENDED MAY 24,

                                  "UNAUDITED"

--------------------------------------------------------------------------------

                                                            BAHT'000
                                                      2000            1999
UNAPPROPRIATED RETAINED EARNINGS (DEFICIT)
  Beginning Balance as at November 25,             (1,001,613)       (684,026)
  Net income (loss)                                    78,304        (196,893)
                                                  -----------      ----------
  TOTAL UNAPPROPRIATED RETAINED
   EARNINGS (DEFICIT)                                (923,309)       (880,919)
                                                  -----------      ----------
APPROPRIATED RETAINED EARNINGS
  Statutory reserve                                    21,000          21,000
                                                  -----------      ----------
  TOTAL APPROPRIATED RETAINED EARNINGS                 21,000          21,000
                                                  -----------      ----------
TOTAL RETAINED EARNINGS (DEFICIT)                    (902,309)       (859,919)
                                                  ===========      ==========



See notes to the interim financial statements

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE SIX-MONTH PERIOD ENDED MAY 24,
                                  "UNAUDITED"

-------------------------------------------------------------------------------

                                                                                                    BAHT'000
                                                                                              2000            1999
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                          78,304         (196,893)
  Adjustments to reconcile net loss to
   net cash provided by (used in) operating activities:
     Allowance for doubtful accounts (recovered)                                             (3,329)          15,171
     Inventory reserve                                                                       51,293           32,380
     Depreciation and amortization                                                           82,708          114,603
     Net unrealized loss on exchange                                                         17,503           42,505
     Loss on disposal of assets                                                                  17               68
                                                                                         ----------       ----------
     Income from operations before
       changes in operating assets and liabilities                                          226,496            7,834
  (Increase) Decrease in operating assets

     Trade accounts and notes receivable                                                    133,169         (180,135)
     Inventories                                                                           (109,635)         163,521
     Other current assets                                                                     9,608          (10,205)
     Other assets                                                                                21           (1,215)
  Increase (Decrease) in operating liabilities
     Trade accounts and notes payable                                                      (211,118)         287,710
     Other current liabilities                                                              (71,336)          45,094
     Other liabilities                                                                       (2,946)            -
                                                                                         ----------       ----------
     Net cash provided by (used in) operating activities                                    (25,741)         312,604
                                                                                         ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in deposit with maturity of more than 3 months                                      (372)          (4,555)
  Purchase of property, plant and equipment                                                 (13,271)         (39,588)
                                                                                         ----------       ----------
     Net cash provided by (used in) investing activities                                    (13,643)         (44,143)
                                                                                         ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (Decrease) in bank overdrafts and
    loans from financial institutions                                                      (208,379)           1,503
  Decrease in long-term loans                                                               (27,027)        (139,210)
  Increase in share capital                                                                   1,940            -
                                                                                         ----------       ----------
        Net cash provided by (used in) financing activities                                (233,466)        (137,707)
                                                                                         ----------       ----------

ACCUMULATED FOREIGN CURRENCY TRANSLATION ADJUSTMENT                                         (12,398)          (7,658)
                                                                                         ----------       ----------

Net increase (decrease) in cash and cash equivalents                                       (285,248)         123,096
Cash and cash equivalents at the beginning of period                                        359,354          101,965
                                                                                         ----------       ----------
Cash and cash equivalents at the end of period                                               74,106          225,061
                                                                                         ==========       ==========



See notes to the interim financial statements

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
             FOR THE SIX-MONTH PERIODS ENDED MAY 24, 2000 AND 1999
                                  "Unaudited"

1. ASIA-PACIFIC ECONOMIC TURMOIL AND GOING CONCERN CONSIDERATION

   Many Asia-Pacific countries, including Thailand, experienced severe economic difficulties relating to currency devaluations, volatile stock markets, and slowdown in growth. The operations of the Company have been affected to a certain extent, and will continue to be affected for the foreseeable future, by the financial and economic uncertainty in the Asia Pacific region.

   As further described in Note 10, as at May 24, 2000, the Company has bank loans of Baht 192 million which is past due. In addition the Company was unable to comply with one of the financial covenant requirements related to its loan agreement with the banks as a result of incurred deficit.

   Management plans with respect to these matters are to continue negotiations with banks for a restructuring of the debt and negotiate for the sale of the Company.

   The interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. They do not include any adjustments that might result from the outcome of this uncertainty.

2. BASIS FOR PREPARATION OF THE INTERIM FINANCIAL STATEMENTS

   2.1 The accompanying consolidated interim financial statements for the quarters ended May 24, 2000 and 1999 are prepared by the management of the Company and are unaudited. However, in the opinion of the Company, all adjustments necessary for a fair presentation, have been reflected therein.

        The results of operations for the six-month period ended May 24, 2000 are not necessarily indicative of the operating results anticipated for the full year.

        The interim financial statements have been prepared in accordance with the regulation of the Stock Exchange of Thailand dated November 22, 1999, regarding the basis, conditions and procedures for the preparation and submission of financial statements and reports for the financial position and results of operations of the listed companies (No.1) B.E. 2542, and in accordance with generally accepted accounting principles in Thailand ("GAAP").

        Certain financial information which is normally included in financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been omitted. In addition, the consolidated interim financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements for the year ended November 24, 1999.

        The Company maintains its accounting records in Thai Baht and prepares its statutory financial statements in conformity with accounting standards in Thailand. The accompanying financial statements are prepared in accordance with accounting principles and practices generally accepted in Thailand and are designed for those who have reasonable knowledge thereof. Such principles may not conform with generally accepted accounting principles in other countries.

    2.2 The consolidated interim financial statements include the accounts of GSS Array Technology Public Company Limited and its subsidiaries, prepared after eliminating significant intercompany transactions and balances.


    2.3 Balance sheet and statement of income of foreign subsidiaries are translated into Baht at the exchange rates announced by The Bank of Thailand at the balance sheet date and the average exchange rates, respectively. The translation differences have been shown as the accumulated foreign currency translation adjustments in the shareholders' equity.


 3. SIGNIFICANT ACCOUNTING POLICIES

    The Company uses the same accounting policies and methods of computation in these interim financial statements as in the audited financial statements for the year ended November 24, 1999. A number of new accounting standards were issued and became effective from January 1, 2000.

  4. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     4.1  Cash and cash equivalents consist of the followings :

                                                             BAHT'000
                                                              May, 24
                                                      2000               1999

        Cash in hand and at banks                    74,106            225,061
        Short-term investment                        27,540             23,163
                                               --------------      -------------
                                                    101,646            248,224
        Less Deposits with maturity of
        ----
             more than 3 months                     (27,540)           (23,163)
                                               --------------      -------------
                                                     74,106            225,061
                                               ==============      =============

     4.2  Cash paid for interest and income tax are as follows:

                                                             BAHT'000
                                                              May 24,
                                                      2000               1999

          Interest                                   71,116             99,673
          Income tax                                  1,812                504


  5. RISK MANAGEMENT POLICIES FOR FOREIGN CURRENCY

     The currency of the primary economic environment in which the Company operates is U.S. dollars, and management believes that there is no need to hedge currency risk against the dollars.


  6. SHORT-TERM  INVESTMENTS

     As at May 24, 2000, fixed deposits at bank of Baht 26 million have been pledged as security against bank overdrafts and loans from financial institutions (see Note 9).

  7. TRADE ACCOUNTS AND NOTES RECEIVABLE

     Trade accounts and notes receivable are classified by aging as follows:



                                                                    BAHT'000
                                                                  May 24, 2000

     Not yet due (Credit term 30 days)                               391,797
     Overdue 1-3 months                                              114,143
     Overdue 4-6 months                                                9,803
     Overdue over 6 months                                           303,876
                                                                  -------------
                                                                     819,619
     Less Allowance for doubtful account                            (298,226)
     ----                                                         -------------
     Net trade accounts and notes receivable                         521,393
                                                                  =============


  8. PROPERTY, PLANT AND EQUIPMENT

     The Company has mortgaged machinery and equipment of which book value amounting to Baht 71 million as at May 24, 2000, with banks as security against short-term and long-term loans (see Notes 9 and 10).

  9. BANK OVERDRAFTS AND LOANS FROM FINANCIAL INSTITUTIONS

     Bank overdrafts of the Company are secured by a pledge of its fixed deposits (see Note 6) and carry interest at the minimum over draft rate. Loans from financial institutions of the Company are secured by the pledge of its fixed deposits and the mortgage of land, buildings, machinery and equipment having book value of Baht 71 million as at May 24, 2000 (see Note
     8).


  10.LONG-TERM  LIABILITIES

     Long-term liabilities consist of the following:

                                                                       Interest rate   May 24,
                                                                                        2000
                                                                         p.a. (%)      Baht'000
     Loan in Thai Baht repayable
      monthly from 2000 to 2003                                          MLR             164,520
     Loan in foreign currency repayable quarterly
      from 1998 to 2000                                                LIBOR+3           412,906
                                                                                       -----------
                                                                                         577,426
     Less Current portion                                                                (41,130)
     ----                                                                              -----------
                                                                                         536,296
     Less Long-term liabilities converted to current liabilities
     ----
          according to contracts                                                        (412,906)
                                                                                       -----------
                                                                                         123,390
                                                                                       ===========

     Loan of Baht 413 million as at May 24, 2000 denominated in foreign currency of US$ 10.5 million.

     These loans are secured by mortgage of land, buildings, machinery and equipment having book value of Baht 71 million (see Note 8). The Company is required to meet the restrictive financial covenant requirements related to the foreign currency loan agreement.


     Included in foreign currency loan repayable quarterly Baht 192 million (US$
     4.9 million) was past due as at May 24, 2000. In addition, as at May 24, 2000, the Company's debt to equity ratio exceeded that contained in the loan agreement. The lenders may enforce their rights under the loan agreement to call the debt at any time. Accordingly, the Company presented the long-term liabilities as current liabilities under the heading of "long-term liabilities converted to current liabilities according to contracts" in order to comply with generally accepted accounting principles.

     To date, no notice has been issued by the lenders to the Company.


  11.SHARE CAPITAL

     The increases in issued and paid-up capital are as follows:

                                       Increase in
             Date             Issued and         Premiums on      Date of
                            paid-up capital     share capital   Registration
                                 (Baht)             (Baht)           **

         February 23, 1998        150,000          450,000    February 23, 1998
         April 9, 1998            559,000        1,677,000      April 9, 1998
         September 22, 1998        50,000          150,000    September 22, 1998
         February 16, 2000        330,000          990,000    February 24, 2000
         March 20, 2000           155,000          465,000      March 31,2000

     The increases were due to the exercises of warrants (see Note 12).
     ** The Company registered the above increases in issued and paid-up capital with the Department of Commercial Registration.


  12.STOCK OPTION PLAN

     The shareholders passed a resolution on November 21, 1996 to issue 1,050,000 ordinary share warrants to be allocated to certain directors and employees of the Company. The issued warrants cannot be transferred to any other persons and will not be listed in the Stock Exchange of Thailand. The holders of warrants will have the right to buy ordinary share of the Company according to the ratio and exercise price stated in the warrants. These warrants shall become exercisable over the period of 5 years in accordance with vested schedule as specified in the stock option agreement.

     The exercises of warrants are as follows:

            Date of the exercise                   Number of warrants   Exercise
                                                       Exercised         price
                                                         (Unit)          (Baht)

            January 30, 1998                              15,000         40.00
            March 26, 1998                                55,900         40.00
            September 22, 1998                             5,000         40.00
            February 16, 2000                             33,000         40.00
            March 20, 2000                                15,500         40.00
                                                        ---------
                                                         124,400
                                                        =========



     As at May 24, 2000, 85,100 warrants were cancelled and returned to the company due to the resignation of the optionee.

     840,500 warrants have been valid and have not been exercised according to vested schedule as at May 24, 2000.


  13.EARNINGS PER SHARE

     Earnings per share is computed as follows:

                                                                           For the six-month period ended
                                                                                    May 24, 2000
                                                                                  Weighted Average
                                                                     Income             Number          Earnings
                                                                                      of shares         per share
                                                                   (Baht:'000)         (Share)           (Baht)
     Net income                                                      78,304

     Basic earnings per share
     Net income attributable to ordinary shareholders                78,304           21,099,417          3.71

     The effect of the dilutive potential ordinary shares
     Stock option to purchase ordinary shares                             -              480,861

     Diluted earnings per share
     Net income attributable to ordinary shareholders
      on conversion of potential ordinary shares                     78,304           21,537,293          3.63


   Average market prices of the Company's ordinary share for the six-month period ended May 24, 2000 are stated at Baht 80.93 per share.

   Stock options to purchase 889,000 ordinary share at Baht 40.00 per share were outstanding as of May 24, 1999 but were not included in the computation of diluted EPS for the quarter then ended because the options' exercise price was greater than the average market price of the ordinary shares.

  14.CONTINGENT LIABILITIES

     The Company has contingent liabilities to bank for letters of guarantee as at May 24, 2000 amounting to Baht 23.7 million.


  15.TRANSACTIONS WITH RELATED PARTIES


     15.1 Loans to Director
                                                           Baht'000
                                                          May 24,2000

            Beginning Balance                                23,985
            Loss on exchange rate                               317
            Addition                                          -
            Repayment                                         -
                                                           ----------
            Ending balance                                   24,302
                                                           ==========


          Loans to director carry no interest and are not secured. Such loans will be due in full on December 31, 2000.

     15.2 Directors' remuneration

          No declaration for director's remuneration for the six-month period ended May 24, 2000 and 1999.

     15.3 Stock option plan

          See Note 12.


  16.FINANCIAL INFORMATION BY SEGMENT

     The Company and its subsidiaries' operations involve a single industry segment in electronic component assembly and carried on business in Thailand and foreign geographic areas. Geographical segment information of the Company and its subsidiaries as of and for the six-month period ended May 24, 2000 and 1999 are as follows:

    For the six-month period ended
    May 24, 2000

                                                                   Million of Baht
                                      Domestic      Foreign         Total        Elimination     Grand total
    Net sales
          - Outside customers         2,974             11          2,985            -             2,985
          - Other segment                 7            -                7             (7)            -
                                   ----------      ---------      ---------      ---------      ----------
                                      2,981             11          2,992             (7)          2,985
                                   ----------      ---------      ---------      ---------      ----------
    Other income
          - Outside customers            59              7             66            -                66
          - Other segment               -              105            105           (105)             -
                                   ----------      ---------      ---------      ---------      ----------
                                         59            112            171           (105)             66
                                   ----------      ---------      ---------      ---------      ----------

    Operating income                                                                                 335
    Expense                                                                                         (190)
    Interest expense                                                                                 (66)
                                                                                                  --------
    Income before income                                                                              79
    Income tax                                                                                        (1)
                                                                                                  --------
    Net income                                                                                        78
                                                                                                  ========

    Property, plant and equipment       648              5            653            (21)            632
    Others                            3,044             92          3,136         (1,058)          2,078
                                   ----------      ---------      ---------      ---------        --------
    Total assets                      3,692             97          3,789         (1,079)          2,710
                                   ==========      =========      =========      =========        ========


    For the six-month period ended
    May 24, 1999

                                                                   Million of Baht
                                      Domestic      Foreign         Total        Elimination     Grand total
    Net sales
          - Outside customers         3,499            986          4,485             -            4,485
          - Other segment                50            -               50            (50)            -
                                   ---------       ---------      ---------      ---------        --------
                                      3,549            986          4,535            (50)          4,485
                                   ---------       ---------      ---------      ---------        --------
    Other income
          - Outside customers            13            -               13             -               13
          - Other segment               -               75             75            (73)              2
                                   ---------       ---------      ---------      ---------        --------
                                         13             75             88            (73)             15
                                   ---------       ---------      ---------      ---------        --------

    Operating income                                                                                 236
    Expense                                                                                         (331)
    Interest expense                                                                                (102)
                                                                                                  --------
    Net loss                                                                                        (197)
                                                                                                  ========
    Property, plant and equipment       990            190          1,180             -            1,180
    Others                            3,123          1,134          4,257         (1,497)          2,760
                                   ---------       ---------      ---------      ---------        --------
    Total assets                      4,113          1,324          5,437         (1,497)          3,940
                                   =========       =========      =========      =========        ========

17.DISCONTINUED OPERATIONS

   In October and November 1999, the Company's wholly owned subsidiaries at San Jose and Wales ceased their main activities. The income statements of those subsidiaries relating to the discontinued operations are as follows:

   For the six-month period ended May 24,

                                                       Baht'000
                                  Continuing         Discontinued         Total
                                  operations          operations
                                2000     1999       2000    1999      2000      1999
San Jose
  Revenue                         -        -       9,555   429,355    9,555   429,355
  Expenses                      27,153   27,153    9,819   562,486   36,972   589,639
                                ------   ------    -----   -------   ------   -------
  Net loss                     (27,153) (27,153)    (264) (133,131) (27,417) (160,284)
                                ======   ======    =====   =======   ======   =======

Wales
  Revenue                         -        -         352     4,604      352     4,604
  Expenses                        -        -          22    10,418       22    10,418
                                ------   ------    -----   -------   ------   -------
  Net income (loss)               -        -         330    (5,814)     330    (5,814)
                                ======   ======    =====   =======   ======   =======

18.SUBSEQUENT EVENT OCCURRING AFTER THE BALANCE SHEET DATE

   18.1 On May 30, 2000, 15,000 warrants were exercised at the price stated in the warrants of Baht 40.00 each. Paid-up capital increased by Baht 150,000 and premium on share capital increased by Baht 450,000. The Company registered such increased issued and paid-up capital with the Department of Commercial Registration on June 5, 2000.

   18.2 On August 1, 2000, the Company has entered into the purchase and sell agreement to sell certain parts of property at Rangsit plant of book value Baht 53 million at the purchase price of Baht 37.5 million. The deposit of Baht 3.75 million was paid on the signing date of the agreement and the remaining will be paid as follows:

            1) Baht 17.95 million will be paid on the Registration of Transfer of Titles and Ownership Date
            2) Baht 10.80 million will be paid on a monthly basis at the rate of Baht 300,000 per month within 36 months from the Registration of Transfer of Titles and Ownership Date
            3) The purchase price for the equipment of Baht 5 million will be paid on the Registration of Transfer of Titles and Ownership Date

            The purchaser agrees to submit the Company on the Registration of Transfer of Titles and Ownership Date a letter of guarantee issued by bank approved by the Company in the total guarantee amount of Baht 10.8 million to be a security for the monthly payment referred to above.

             The Registration of Transfer of Titles and Ownership will not be made without the release of mortgage of the property.

             It is acknowledged and accepted by the purchaser that certain parts of the property are currently subject to a tenancy agreement dated June 2, 1999 entered into by and between the Company as the lessor and Pronec (Thailand) Co., Ltd. as the lessee. The lessee shall still have the right to continue hiring from the purchaser as specified in such a tenancy agreement after the Registration of Transfer of Titles and Ownership Date.


19. OTHER MATTER

    On March 15, 2000, the Company has entered into a Pre-Tender Agreement with ACT Manufacturing Inc. (ACT) which is currently listed on the NASDAQ stock market in the USA, for ACT to tender for all outstanding shares and warrants of the Company at Baht 163 per share.

    In order for meeting the primary the Pre-Tender Agreement condition for ACT to make an unconditional tender offer, the Company's shareholders then voted in favor of the resolution on April 28, 2000 to de-list the Company's shares from the Stock Exchange of Thailand (SET). The SET subsequently approved in principle the de-listing by the letter dated May 15, 2000.

    Upon the approval in principle by the SET to the de-listing, ACT will make the tender offer to the Company's shareholders and submit the relevant documents to the SEC. The tender period is 45 trading days, which will result in a completion date around the beginning of August 2000. After the completion date, the Company's shares will be de-listed from the SET.

    In addition, the outstanding warrants issued to certain directors and employees of the Company were issued subject to the terms and conditions that they may not be transferred to any other persons unless the Allotment Committee of the warrant deems otherwise. Due to the fact that ACT will have to make a tender offer for all types of securities issued by the Company, including the warrants, the Allotment Committee then passed a resolution allowing such warrants to be transferable in case of the above mentioned tender offered by ACT.

    In this regard, the Company incurred expenses related to financial advisory amounting to Baht 9.7 million.

20. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

    The Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the Kingdom of Thailand (Thai GAAP), which differs in certain respects from U.S. GAAP.

    The differences are reflected in the approximations provided in Note 21 and arise due to the items discussed in the following paragraphs:

    Functional Currency

    Under Thai GAAP, the functional currency is to be the Thai Baht. Under US GAAP, FASB No. 52 requires that an entity's functional currency is to be the currency of the primary economic environment in which that entity operates. Company's management has determined that under US GAAP, the company's functional currency should be the US dollar.

    Long-lived Assets to be disposed of

    While not addressed under Thai GAAP, the Company depreciated long-lived assets to be disposed of.

    Under U.S. GAAP, long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Depreciation on such assets is not recognized.

    Reporting Comprehensive Income

    Under U.S. GAAP, SFAS No. 130, Reporting Comprehensive Income, requires an enterprise to display an amount representing total comprehensive income for each period of operations presented in the financial statements. Comprehensive income comprises net income and other comprehensive income such as unrealized gains and losses on securities, foreign currency translation adjustment and minimum pension liability adjustments. In addition, an enterprise is required to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods provided for comparative purposes is also required.

    Thai GAAP does not address the reporting or disclosure of comprehensive income.

21. RECONCILIATION BETWEEN NET INCOME AND SHAREHOLDERS' EQUITY UNDER THAI GAAP AND U.S. GAAP

                                                                    For the six-
                                                                    month period
                                                                       ended
                                                                    May 24, 2000
In Thousands of Thai Baht
Except Per Share Data

Net income (loss) according to the financial statements
 prepared under Thai GAAP                                          Bht    78,304
U.S. GAAP adjustments
Increase (decrease) due to :
 Depreciation on assets to be disposed of                          Bht     7,498
 Functional Currency Change                                        Bht   (10,882)
                                                                   -------------
Approximate net income (loss) in accordance  with U.S. GAAP        Bht    74,920
                                                                   =============
Basic Earnings Per Share                                           Bht      3.55
Diluted Earnings Per Share                                         Bht      3.48
Weighted average number of shares (Thousands)
 Basic                                                             Share  21,099
 Diluted                                                           Share  21,537


                                                                     At May 24,
                                                                        2000
In Thousands of Thai Baht

Stockholders' equity according to the financial statements
 prepared under Thai GAAP                                          Bht   350,933
U.S. GAAP adjustments
 Increase (decrease) due to :
   Depreciation on assets to be disposed of                        Bht    47,896
   Functional currency change                                      Bht   483,240
Approximate stockholders' equity                                   _____________
 in accordance with U.S. GAAP                                      Bht   882,069
                                                                   =============

With regard to the balance sheets and statements of income, the following other significant captions determined under U.S. GAAP would have been:

In Thousands of Thai Baht                                            At May 24,
                                                                        2000

Balance sheet
   Property, plant and equipment                                   Bht   924,649
   Total other assets                                              Bht   576,184
   Total assets                                                    Bht 3,240,767
   Other current liabilities                                       Bht 2,235,307
   Total liabilities                                               Bht 2,358,697

The following table presents comprehensive income for the six-month period ended
          May 24, 2000 and 1999.

                                                             For the six-
                                                             month period
                                                                 ended
                                                             May 24, 2000
In Thousands of Thai Baht

Net income (loss) under US GAAP                              Bht  78,304
Foreign currency translation adjustments                     Bht   6,105
                                                             -----------
Comprehensive income                                         Bht  84,409
                                                             ===========

22. ADDITIONAL FINANCIAL STATEMENT DISCLOSURES REQUIRED UNDER U.S. GAAP


    Income Taxes

    Substantially all of the Company's income is earned in Thailand. Accordingly, the Company is not subject to income tax in other countries to any significant extent.

    In providing for applicable deferred income taxes under U.S. GAAP, the tax effect of significant temporary differences has been plus by the tax effect of available tax loss carry forwards, as follows:

    In Thousands of Thai Baht                                      At May 24,
                                                                      2000


    Deferred income tax assets resulting principally from:
      Inventory reserve                                             105,790
      Bad debts reserve                                              82,869
      Loss on impairment of investments in subsidiaries             322,119
    Add : Tax effect of available tax loss carryforwards             34,450
    Less : Valuation allowance                                     (545,228)
                                                                    -------
    Net deferred income tax assets                                     -
                                                                    =======

  Statements of cash flows

  The statements of cash flows in accordance with U.S. GAAP is as follows:

                                                             For the six-
                                                            months period
                                                                ended
                                                            May 24, 2000
  In Thousands of Thai Baht

  Cash flows from:
       Operating activities                                 Bht  (37,672)
       Investing activities                                 Bht  (14,034)
       Financing activities                                 Bht (240,158)
  Effect of exchange rate changes on cash                   Bht    6,616
                                                            ------------
  Net decrease in cash and cash equivalents                 Bht (285,248)
                                                            ============